UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 20, 2011

(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Change in Registrant’s Certifying Accountant.

On April 20, 2011, the Board of Directors of VitaCost.com, Inc. (the “Company”) adopted and approved the recommendation of the Audit Committee of the Board of Directors that the Company engage PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s registered independent public accounting firm, effective April 21, 2011.

During the Company’s two most recent fiscal years, ended December 31, 2009 and 2010, and through April 20, 2011, neither the Company nor anyone acting on its behalf consulted with PricewaterhouseCoopers regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.        Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release dated April 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 25, 2011

VITACOST.COM, INC.

By:	/s/ Stephen Markert, Jr.
Name: Stephen Markert, Jr.
Title: Interim Chief Financial Officer

EXHIBIT INDEX

99.1           Press Release dated April 25, 2011.